                                                                EXHIBIT 99.16(C)

Merrill Lynch New Mexico Bond Fund of Merrill Lynch
Multi-State Municipal Series Trust - Class C
           10/21/94 - 7/31/95

                                                Since                 Since
                                              Inception            Inception
                                              Average Annual         Total
                                              Total Return          Return*
                                              --------------       ---------

Initial Investment                             $1,000.00           $1,000.00

Divided by Net Asset Value                          9.89                9.89
                                               ---------           ---------
Equals Shares Purchased                          101.112             101.112

Plus Shares Acquired through
  Dividend Reinvestment                            4.063               4.063
                                               ---------           ---------
Equals Shares Held at 7/31/95                    105.175             105.175

Multiplied by Net Asset Value at 7/31/95           10.31               10.31
                                               ---------           ---------
Equals Ending Value before deduction for
  contingent deferred sales charge              1,084.36            1,084.36

Less deferred sales charge                        (10.00)               0.00
                                               ---------           ---------
Equals Ending Redeemable Value at
  $1000 Investment (ERV) at 7/31/95             1,074.36            1,084.36
                                               ---------           ---------
Divided by $1,000 (P)                             1.0744              1.0844

Subtract 1                                        0.0744              0.0844

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)         7.44%
                                               =========
Expressed as a percentage equals the
  Aggregate Total Return for the Period                                 8.44%
                                                                   =========
ERV divided by P                                  1.0744

Raise to the power of                             1.2898

Equals                                            1.0969

Subtract 1                                        0.0969

Expressed as a percentage equals the
  Average Annualized Total Return                   9.69%
                                               =========
*Does not include sales charge for the period.

30 DAYS STANDARDIZED YIELD
FOR THE PERIOD ENDING 7-31-94

Merrill Lynch New Mexico Municipal
Bond Fund of Merrill Lynch Multi-State
Municipal Series Trust - Class C

Long term income generally based on yield to
  maturity times market value of each security                      $814

Plus short term income accrued for the past
  thirty days                                                         13
                                                           -------------
Equals Total Income                                                  827

Less expenses for the past thirty days                              -118
                                                           -------------
Equals net monthly income for yield calculation                      709
                                                           -------------
Average shares outstanding for 30 days                            16,136

Times the Net Asset Value                                          10.30
                                                           -------------
Equals total dollars                                            $166,205
                                                           =============

Net monthly inocme divided by total dollars equals           0.004263663

Add 1                                                        1.004263663

Raise to the power of 6                                      1.025856215

Subtract 1                                                   0.025856215

Times 2                                                      0.051712430

Expressed as a percentage equals the
  standardized yield for the 30 day period                          5.17%
                                                                 =======
Tax Rate                                                           28.00%

X = 1 minus Tax Rate                                               72.00%

Standardized Yield divided by X equals
  Tax Equivalent Yield for 30 day period                            7.18%